UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2021

GlobeStar Therapeutics Corporation

(Exact name of registrant as specified in its charter)

Wyoming	333-170315	27-3480481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Jadwin Avenue

Richland, WA 99352

(Address of principal executive offices)(Zip Code)

206-451-1970

(Registrant’s telephone number, including area code)

www.globestarthera.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	GSTC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Dr. Leonard Wisneski, MD, FACP, Chairman of our Medical Advisory has authored the following memo to the GlobeStar Therapeutics Board of Directors:

I initially met with Merit Cudkowitz, M.D., Chief of Neurology, Mass General Hospital, on July 19, 2021. She expressed interest in the MS project and, upon receiving subsequent clinical materials, indicated that a follow up call with her associates would occur. On September 2, 2021 I met with Eric Klawiter, M.D., Associate Professor of Neurology, Mass General Hospital, and Michael Levy M.D., Associate Professor, Harvard Medical School and Research Director, Division of Neuroimmunology and Neuroinfectious Disease, Department of Neurology, Massachusetts General Hospital. At that time we discussed details of the proposed research project. They expressed definitive interest and indicated that they would have internal discussions. A follow up call is expected in the near future.

Item 8.01 Other Events.

The Company is devoting all its available resources for FDA approval to enable marketing the patented treatment for Multiple Sclerosis. Attached is updated Multiple Sclerosis drug development information and our mission – our technology.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release

99.2	Progress toward Multiple Sclerosis Drug Development Information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlobeStar Therapeutics Corporation

Date: October 4, 2021	By: /s/ David Croom
Name: David Croom Title: Executive Vice President